UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2014

XOMA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (510) 204-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

XOMA Corporation (the “Company”) has determined that an amendment to its previously filed Form 10-Q is required to correct the previously reported diluted loss per share of common stock for the three months ended March 31, 2014.

The correction has no impact on the Company’s condensed consolidated balance sheets, net loss or comprehensive loss, basic loss per share of common stock or the condensed consolidated statements of cash flows as previously reported for the three months ended March 31, 2014. Furthermore, the correction does not impact any other previously reported periods.

In March 2012, in connection with an underwritten offering, the Company issued five-year warrants to purchase 14,834,577 shares of the Company’s common stock at an exercise price of $1.76 per share (the "2012 Warrants").  These warrants were recorded as a liability at fair value and are revalued at each reporting period until the earlier of the exercise of the warrants, at which time the liability will be reclassified to stockholders' equity, or expiration of the warrants. The revaluation gain or loss is recorded to the statement of comprehensive loss. The calculation of diluted loss per share requires that, if the average market price of the shares underlying the Company’s 2012 Warrants for the reporting period is greater than the exercise price of the 2012 Warrants and if the presumed exercise of such securities would be dilutive to loss per share for the period, then the reported net loss used in the calculation of diluted net loss per share must be adjusted to remove the change in fair value for the period of the 2012 Warrants from the numerator of the net loss calculation. Likewise, an adjustment to the denominator is required to reflect the related dilutive shares, if any, under the treasury stock method. The Company failed to make the adjustment to the diluted loss per share calculation for the three months ended March 31, 2014. No other previously reported periods require correction.

The Audit Committee of the Company’s Board of Directors concluded, on August 4, 2014, after discussion with the Company’s management and its independent registered public accounting firm, Ernst & Young LLP, that the financial statements for the quarter ended March 31, 2014 included in the Company’s Form 10-Q for the quarterly period ended March 31, 2014, originally filed with the Securities and Exchange Commission on May 7, 2014, could no longer be relied upon because of an error in the calculation of diluted loss per share in the financial statements.

The impact of a correction of the error in the reported diluted loss per share of common stock for the three months ended March 31, 2014 is an increase of $(0.17) over the previously reported $(0.04) diluted loss per share, resulting in a corrected diluted loss per share of $(0.21) for the three months ended March 31, 2014.

As a result of the error described above, the Company has determined that a material weakness in its internal control over financial reporting existed as of March 31, 2014 and has not yet been remediated as it relates to the calculation and disclosure of diluted loss per share associated with the 2012 Warrants.  The Company will complete the amendment of the affected financial statements, and expects to file on August 7, 2014, an amended quarterly report on Form 10-Q for the quarter ended March 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2014	XOMA CORPORATION

	By:	/s/ Fred Kurland
Fred Kurland
Vice President, Finance, Chief Financial Officer and Secretary